Exhibit 99.1

VERSIGENT PLC

2026 LONG-TERM INCENTIVE PLAN

Section 1.  Purpose. The purpose of the Versigent PLC 2026 Long-Term Incentive Plan (as amended or as amended and restated from time to time, the “Plan”) is to permit Award grants to eligible employees, directors (including Non-Employee Directors), consultants and other advisors of the Company and its Affiliates, and to provide such persons incentives and rewards for performance and/or service.  In addition, this Plan permits the issuance of Adjusted Awards in substitution of awards relating to ordinary shares of Aptiv prior to the Spinoff of the Company from Aptiv in accordance with the terms of the Employee Matters Agreement.

Section 2.  Eligibility. Any employee, director (including any Non-Employee Director), consultant or other advisor of (or any other individual who provides services to) the Company or any Affiliate shall be eligible to be selected to receive an Award under the Plan (provided, in each such case, that such individual is a Form S-8 Eligible Service Provider).

Section 3.  Administration.

(a)  The Plan shall be administered by the Committee; provided, however, that, at the discretion of the Board, this Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Committee hereunder. The Committee may from time to time delegate all or any portion of its authority under this Plan to a subcommittee thereof. To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. To the extent permitted by applicable law and subject to applicable legal requirements, the Committee may delegate to one or more officers of the Company the authority to grant Awards, except that such delegation shall not be applicable to any Award for a person then covered by Section 16 of the Exchange Act or for a Non-Employee Director. The Committee may issue rules and regulations for administration of the Plan. For the purposes of this Section 3(a), “officer” means an executive of the Company who is elected to his or her position by the Board.

(b)  Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to: designate Participants; determine the type or types of Awards (including Replacement Awards) to be granted to each Participant under the Plan; determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; determine the terms and conditions of any Award; determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)  All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders and Participants and any Beneficiaries thereof.

Section 4.  Shares Available for Awards.

(a)  Maximum Shares Available Under Plan. Subject to adjustment as provided in Section 4(e) and to the Share counting rules of this Plan, the total number of Shares available for issuance or transfer under this Plan shall not exceed in the aggregate (i) 6,380,429 Shares, plus (ii) the Shares that are subject to Awards granted under this Plan that are added (or added back) to the aggregate number of Shares available under this Section 4(a) pursuant to the share counting rules of this Plan.  Of the Shares provided for in the first sentence of this Section 4(a), a number of Shares sufficient in amount to satisfy the Company’s obligations with respect to Adjusted Awards under the Employee Matters Agreement shall be made available for Adjusted Awards under this Plan.

(b)  Shares Available for Issuance. For purposes of Section 4, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award, and each Share so issued be counted against the limit in Section 4(a) as one Share. The aggregate number of Shares available for issuance under this Plan at any time shall not be reduced by (i) Shares subject to Awards that have been canceled, terminated, expired unexercised, forfeited, unearned in whole or in part (to the extent of such unearned amount) or settled in cash, or (ii) Shares subject to Awards that have been retained or withheld by the Company in payment or satisfaction of the exercise price, purchase price or tax withholding in respect of an Award (including Shares that were subject to an Award but were not issued or delivered as a result of the net settlement or net exercise of such Award); provided, however, that Shares repurchased on the open market with the proceeds of an Option exercise shall not be available for issuance under this Plan.

(c)  Incentive Stock Option Limit. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 4(e) of this Plan, the aggregate number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 6,380,429 Shares.

(d)  Share Counting Rules.

(i)  Except as provided in Section 21 of this Plan, but subject to Section 4(b) above, if any Award granted under this Plan (in whole or in part) expires or is canceled, forfeited, settled in cash or unearned, or otherwise terminates without the delivery of Shares, the Shares subject to such Award will, to the extent of such expiration, cancellation, forfeiture, cash settlement or unearned amount, be available (or again be available) under Section 4(a).

(ii)  Notwithstanding anything to the contrary contained in this Plan, Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options will not be added (or added back, as applicable) to the aggregate number of Shares available under Section 4(a) of this Plan. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Shares based on fair market value, such Shares will not count against the aggregate limit under Section 4(a) of this Plan.

(e)  Adjustments. In the event that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, spin-out, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, other change in the capital structure of the Company, partial or complete liquidation or other distribution of assets, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, the Committee determines, in its sole discretion, exercised in good faith, that an adjustment is equitably required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to Section 18, adjust equitably any or all of:

(i)  the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the limits specified in Section 4(a) and Section 4(c); provided, however, that any such adjustment to the number specified in Section 4(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify;

(ii)  the number and type of Shares (or other securities) subject to outstanding Awards;

(iii)  the grant, acquisition, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(iv)  other Award terms.

Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option or SAR with an exercise price or hurdle price, as applicable, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Option or SAR without any payment to the person holding such Option or SAR.

(f)  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

Section 5.  Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a)  The exercise price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b)  The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option.

(c)  The Committee shall determine the time or times at which an Option may be exercised in whole or in part.

(d)  Subject to applicable law, the Committee shall determine the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(e)  Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other stock option.

(f)  The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(g)  Option holders shall have no (i) voting rights or (ii) rights to receive dividends or dividend equivalents in respect of any Option or any Shares subject to an Option unless such rights are set forth in the applicable Award Document, in each case of clause (i) and (ii), until the Participant has become the holder of record of such Shares.

Section 6.  Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a)  SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 5.

(b)   The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR (or if granted in connection with an Option, on the grant date of such Option).

(c)   The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR. A tandem SAR may be exercised only at a time when the related Award is exercisable.

(d)   The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.

(e)   Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise or hurdle price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.

(f)   SAR holders shall have no (i) voting rights or (ii) rights to receive dividends or dividend equivalents in respect of any Option or any Shares subject to an Option unless such rights are set forth in the applicable Award Document, in each case of clause (i) and (ii), until the Participant has become the holder of record of such Shares.

Section 7.  Restricted Stock and RSUs. The Committee is authorized to grant Awards of Restricted Stock and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a)  The applicable Award Document shall specify the vesting schedule and, with respect to RSUs, the delivery schedule (which may include deferred delivery later than the vesting date) and whether the Award of Restricted Stock or RSUs is entitled to dividends or dividend equivalents, voting rights or any other rights.

(b)  Shares of Restricted Stock and RSUs shall be subject to such restrictions as the Committee may impose (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Notwithstanding the foregoing, any dividends, dividend equivalents or other distributions with respect to Restricted Stock or RSUs will be deferred until, and paid contingent upon, the vesting of the applicable Shares of Restricted Stock or RSUs to which they relate.

(c)  Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event that any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(d)  The Committee may provide in an Award Document that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company and the Internal Revenue Service.

(e)  The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.

Section 8.  Other Awards.

(a)  Subject to applicable law and the applicable limits set forth in Section 4 of this Plan, the Committee may authorize the grant to any Participant of Shares or such other Awards that may be denominated or payable in, valued in whole or  in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of the Shares or the value of securities of, or the performance of specified subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 8 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, notes or other property, as the Committee determines.

(b)  Cash awards, including as stand-alone Awards or as an element of or supplement to any other Award granted under this Plan, may also be granted pursuant to this Section 8.

(c)  The Committee may authorize the grant of Shares as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a subsidiary thereof to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d)  The Committee may, at or after the applicable grant date, authorize the payment of dividends or dividend equivalents on Awards granted under this Section 8, either in cash or in additional Shares; provided, however, that dividend equivalents or other distributions on Shares underlying awards granted under this Section 8 shall be deferred until, and paid contingent upon, the earning and vesting of such Awards.

Section 9.  Performance-Based Awards. The Committee is authorized to specify Performance Objectives regarding the vesting of any Award granted under the Plan, which Awards will be subject to the following terms and conditions regarding the Performance Objectives and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any Performance Objectives or other applicable performance conditions. Subject to the terms of the Plan, regarding any such performance-based Award, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Award granted and the amount of any payment or transfer to be made pursuant to any Award shall be determined by the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such performance-based Awards.

Section 10.  Vesting Terms; Effect of Termination of Service or a Change in Control.

(a)  Each Award will specify the period or periods of continuous service by the Participant with the Company or an Affiliate or the fulfillment of other conditions, if any, that are necessary for the applicable Award to vest. Any Award may specify Performance Objectives regarding the earning of the Award pursuant to Section 9.

(b)  Notwithstanding anything to the contrary contained in this Plan, any Award may provide for the earning or vesting of, or earlier termination of restrictions applicable to, such Award upon certain events, including in the event of the retirement, death, disability, termination of employment or service of a Participant or any other event as determined by the Committee, or in the event of a Change in Control.

(c)  If permitted by Section 409A of the Code, but subject to Section 12(b), including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Option or SAR not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any RSUs as to which the vesting period has not been completed, or any performance-based Awards which have not been fully earned, or any dividend equivalents or other Awards made pursuant to Section 8 of this Plan subject to any vesting schedule or transfer restriction, or holds Shares subject to any transfer restriction imposed pursuant to this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option or SAR or other Award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such vesting period will end or the time at which such performance-based Awards will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.

Section 11.  General Provisions Applicable to Awards.

(a)  Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards; provided, however, that a tandem SAR granted in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option.

(b)  Subject to the terms of the Plan and Section 18, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement or any combination thereof, as determined by the Committee in its discretion, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(c)  Except as may be permitted by the Committee or as specifically provided in an Award Document, and subject to compliance with Section 18(b) and Section 409A of the Code, no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 11(d) and during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; provided, however, that the Committee shall not permit, and an Award Document shall not provide for, any Award to be transferred or transferable to a third party for value or consideration without the approval of the Company’s shareholders. The provisions of this Section 11(c) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(d)  A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose.

(e)  All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(f)  Without limiting the generality of Section 11(g), the Committee may impose restrictions on any Award with respect to noncompetition, confidentiality and other restrictive covenants, or requirements to comply with minimum stock ownership requirements, as it deems necessary or appropriate in its sole discretion, subject to applicable law.

(g)  The Committee may specify in an Award Document that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Document) or remain in effect, depending on the outcome), violation of material policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(h)  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the United States Sarbanes-Oxley Act of 2002 (and not otherwise exempted), the Committee may, in its discretion, require the Participant to reimburse the Company the amount of any payment in settlement of any Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document not in compliance with such financial reporting requirement.

(i)  Any Award Document (or any part thereof) may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain or earnings related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee in accordance with (i) any Company clawback or recoupment policy, including the Versigent PLC Compensation Recoupment Policy Effective March 2026 and any other policy that is adopted to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise (in each case, the “Clawback Policy”), or (ii) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations, or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to Awards and the recovery of amounts relating thereto. By accepting Awards under the Plan, the Participants consent to be bound by the terms of the Clawback Policy, if applicable, and agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup any Award, any gains or earnings related to any Award, or any other amount paid under the Plan or otherwise subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the Participant of any such amounts, including from the Participants’ accounts or from any other compensation, to the extent permissible under Section 409A of the Code.

Section 12.  Amendments and Termination.

(a)  Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval, if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded, as determined by the Board, or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or to impose any recoupment provisions on any Awards in accordance with Section 11(i).

(b)  Subject to Section 13, the Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 4(e), no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan without such Participant’s consent, except to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or to impose any recoupment provisions on any Awards in accordance with Section 11(i); and provided further, that the Committee’s authority under this Section 12(b) is limited by the provisions of Section 11(c).

(c)  The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events affecting the Company, or the financial statements of the Company, or of changes in applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 13.  Prohibition on Option and SAR Repricing. Except in connection with a corporate transaction or event described in Section 4(e) or in connection with a Change in Control, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or the exercise or hurdle price of outstanding SARs, or cancel outstanding “underwater” Options or SARs (including following a Participant’s voluntary surrender of “underwater” Options or SARs) in exchange for cash, other Awards or Options or SARs with an exercise or hurdle price, as applicable, that is less than the exercise price of the original Options or exercise or hurdle price of the original SARs, as applicable, without approval of the Company’s shareholders. This Section 13 is intended to prohibit the repricing of “underwater” Options and SARs and will not be construed to prohibit the adjustments provided for in Section 4(e) of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 13 may not be amended without approval by the Company’s shareholders.

Section 14.  Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Shares, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax and other laws, the Committee may require the Participant to satisfy the obligation, in whole or in part, by having withheld, from the Shares delivered or required to be delivered to the Participant, Shares having a value equal to the amount required to be withheld, or by delivering to the Company other Shares held by such Participant. The Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Shares on the date the benefit is to be included in the Participant’s income. In no event will the market value of the Shares to be withheld and delivered pursuant to this Section 14 exceed the minimum amount required to be withheld, unless (a) an additional amount can be withheld and not result in adverse accounting consequences, and (b) such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Shares acquired upon the exercise of Options.

Section 15.  Miscellaneous.

(a)  No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b)  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Document or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Document.

(c)  Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)  If any provision of the Plan or any Award Document is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Document, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Document shall remain in full force and effect. Notwithstanding anything in this Plan or an Award Document to the contrary, (i) nothing in this Plan or an Award Document limits a Participant’s rights to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act or the Sarbanes-Oxley Act of 2002); and (ii) nothing prevents a Participant from providing, without prior notice to the Company, information (including documents) to governmental authorities or agencies regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information (including documents) voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act. The Company nonetheless asserts and does not waive its attorney-client privilege over any information appropriately protected by privilege.

(e)  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f)  The Company shall not be required to issue or deliver fractional Shares pursuant to the Plan or any Award, and the Committee may in its discretion determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(g)  In order to facilitate the making of any Award or combination of Awards under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America or who provide services to the Company or any Affiliate under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) (to be considered part of this Plan) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Company’s shareholders.

(h) The Company shall take responsibility for the information set out in the Plan.

Section 16.  Effective Date of the Plan. This Plan will be effective as of the Effective Date.

Section 17.  Term of the Plan. No Award shall be granted under the Plan after the date immediately preceding the tenth anniversary of the Effective Date, but all Awards granted on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 18.  Section 409A of the Code.

(a)  With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Document shall be administered and interpreted in a manner consistent with this intent. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

(b)  Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and Awards hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its affiliates.

(c)  If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service.

(d)  If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Document is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

(e)  Solely with respect to any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.

(f)  Notwithstanding any provision of this Plan and Awards hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and Awards hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 19.  Data Protection. By participating in the Plan, the Participant consents to the holding and processing of personal information provided by the Participant to the Company or any Affiliate, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:

(i)  administering and maintaining Participant records;

(ii)  providing information to the Company, Affiliates, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;

(iii)  providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which the Participant works; and

(iv)  transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

Section 20.  Governing Law. The Plan, all grants and actions taken hereunder, and each Award Document shall be governed by and construed in accordance with the laws of the State of New York, without application of the conflicts of law principles thereof.

Section 21.  Stock-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:

(a)  Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any of its subsidiaries. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)  In the event that a company acquired by the Company or any of its subsidiaries or with which the Company or any of its subsidiaries merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under this Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any of its subsidiaries prior to such acquisition or merger.

(c)  Any Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 21(a) or 21(b) of this Plan will not reduce the Shares available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 4 of this Plan. In addition, no Shares subject to an award that is granted by, or becomes an obligation of, the Company under Sections 21(a) or 21(b) of this Plan, will be added to the aggregate limit contained in Section 4(a) of this Plan.

Section 22  Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a)  “Adjusted Award” means an Award that is issued under this Plan substantially in accordance with the terms of the Employee Matters Agreement in adjustment of time-based restricted stock units and performance-based restricted stock units granted under the Aptiv Plan.  Notwithstanding anything in this Plan to the contrary, the Adjusted Awards will reflect substantially the original terms of the awards being so adjusted, and they need not comply with the other specific terms of this Plan.

(b)  “Affiliate” means any entity that, directly or indirectly, is controlled by the Company, or any entity in which the Company, directly or indirectly, has a significant equity interest, in each case as determined by the Committee and any other entity which the Committee determines should be treated as an “Affiliate.”

(c)  “Aptiv” means Aptiv PLC, a Jersey public limited company.

(d)  “Aptiv Plan” means the Aptiv PLC 2024 Long-Term Incentive Plan (or any similar or predecessor plan sponsored by Aptiv or any of its affiliates, as applicable) under which any awards remain outstanding as of the date immediately prior to the Distribution Date.

(e)  “Award” means any Option, SAR, Restricted Stock, RSU or Other Award granted under the Plan.

(f)  “Award Document” means any agreement, contract or other instrument or document, which may be in electronic format or limited to notation on the books and records of the Company, evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.  With respect to Adjusted Awards, this term also includes any adjustment document, memorandum, or summary of terms that may be specified by the Committee, together with any award document or evidence of award under any Aptiv Plan that may be referred to therein.

(g)  “Beneficiary” means a person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such person is named by a Participant, or if no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(h)  “Board” means the board of directors of the Company.

(i)  “Cause” means, with respect to any Participant, “cause” as defined in such Participant’s Employment Agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Document, such Participant’s:

(i)  indictment for any crime (A) constituting a felony, or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of a Participant’s duties to the Company, or otherwise has, or could reasonably be expected to result in, an adverse impact to the business or reputation of the Company;

(ii)  having been the subject of any order, judicial or administrative, obtained or issued by the Securities and Exchange Commission for any securities violation involving fraud, including, for example, any such order consented to by the Participant in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied;

(iii)  conduct, in connection with his or her employment or service, which is not taken in good faith and has, or could reasonably be expected to result in, material injury to the business or reputation of the Company;

(iv)  willful violation of the Company’s Code of Conduct or other material policies set forth in the manuals or statements of policy of the Company;

(v)  willful neglect in the performance of a Participant’s duties for the Company or willful or repeated failure or refusal to perform such duties; or

(vi)  material breach of any applicable Employment Agreement.

The occurrence of any such event that is susceptible to cure or remedy shall not constitute Cause if such Participant cures or remedies such event within 30 days after the Company provides notice to such Participant.

(j)  “Change in Control” means, except as may be otherwise prescribed by the Committee in an Award Document made under this Plan, the occurrence of any one or more of the following events:

(i)  a direct or indirect change in ownership or control of the Company effected through one transaction or a series of related transactions within a 12-month period, whereby any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) (in each case a “Person”) other than the Company or an employee benefit plan maintained by the Company, directly or indirectly acquire or maintain “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company constituting more than 20% of the total combined voting power of the Company’s equity securities outstanding immediately after such acquisition;

(ii)  at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority of members of the Board; provided, however, that any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, shall be considered as though such individual were a member of the Board at the beginning of the period, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)  the consummation of a merger or consolidation of the Company or any of its subsidiaries with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total fair market value of the securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation; or

(iv)  the consummation of any sale, lease, exchange or other transfer to any Person (other than an Affiliate of the Company), in one transaction or a series of related transactions within a 12-month period, of all or substantially all of the assets of the Company and its subsidiaries.

(k)  “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(l)  “Committee” means the Compensation and Human Resources Committee of the Board (or its successor(s)) or such other committee of the Board as may be designated by the Board; provided that, with respect to any Award granted to any Non-Employee Director, the “Committee” means the Nominating and Corporate Governance Committee of the Board (or its successor(s)) or such other committee of the Board as may be designated by the Board. If a Committee has not yet been designated, or if the Board does not designate the Committee, references herein to the “Committee” shall refer to the Board.

(m)  “Company” means Versigent PLC, a Jersey public limited company, and its successors.

(n)  “Disability” means, with respect to any Participant, “disability” as defined in such Participant’s Employment Agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Document:

(i)  a permanent and total disability that entitles the Participant to disability income payments under any long-term disability plan or policy provided by the Company under which the Participant is covered, as such plan or policy is then in effect; or

(ii)  if such Participant is not covered under a long-term disability plan or policy provided by the Company at such time for whatever reason, then a “permanent and total disability” as defined in Section 22(e)(3) of the Code and, in this case, the existence of any such Disability will be certified by a physician acceptable to the Company.

(o)  “Distribution Date” means the effective date of the distribution, in connection with the Spinoff, of Shares to the holders of ordinary shares of Aptiv.

(p)  “Employment Agreement” means any employment, severance, consulting or similar agreement (including any offer letter) between the Company or any of its Affiliates and a Participant.

(q)  “Employee Matters Agreement” means the Employee Matters Agreement into which Aptiv and the Company intend to enter in connection with the Spinoff.

(r)  “Effective Date” means the date this Plan is approved by Aptiv, as the sole shareholder of the Company on such date.

(s)  “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules, regulations and guidance thereunder, as such law, rules, regulations and guidance may be amended from time to time. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(t)  “Fair Market Value” means with respect to a Share, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Award Document and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(u)  “Form S-8 Eligible Service Provider” means an individual who (i) is a natural person, and (ii) provides bona fide services to the Company, which services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

(v)  “Good Reason” means, with respect to any Participant, “good reason” as defined in such Participant’s Employment Agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Document, the occurrence of any one or more of the following events:

(i)  a material diminution in the Participant’s base salary;

(ii)  a material diminution in the Participant’s authority, duties, or responsibilities;

(iii)  a relocation of the Participant’s principal place of employment more than fifty (50) miles from its location; or

(iv)  any other action or inaction that constitutes a material breach by the Company of the Participant’s Employment Agreement, if any;

in each case, without the Participant’s consent. A Participant must provide notice to the Company of the existence of any one or more of the conditions described in (i) through (iv) above within sixty (60) days of the initial existence of the condition, upon the notice of which the Company will have a period of thirty (30) days during which it may remedy the condition before the condition gives rise to Good Reason.

(w)  “Incentive Stock Option” means an option representing the right to acquire Shares from the Company, granted in accordance with the provisions of Section 5, that meets the requirements of Section 422 of the Code or any successor provision.

(x)  “Non-Employee Director” means a member of the Board who is not an employee of the Company or an Affiliate.

(y)  “Non-Qualified Stock Option” means an option representing the right to acquire Shares from the Company, granted in accordance with the provisions of Section 5, that is not an Incentive Stock Option.

(z)  “Option” means an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that any Option granted to a Non-Employee Director, consultant or other non-employee advisor shall be a Non-Qualified Stock Option.

(aa)  “Other Award” means an Award granted in accordance with the provisions of Section 8.

(bb)  “Participant” means the recipient of an Award granted under the Plan.

(cc)  “Performance Objectives” means the performance objective or objectives established pursuant to this Plan for Participants who have received grants of performance-based Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its subsidiaries. The Performance Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The Performance Objectives may be based on one or more, or a combination, of the following metrics (including relative or growth achievement regarding such metrics), or such other metrics as may be determined by the Committee: market capitalization; stock price; value appreciation; total shareholder return; revenue; sales; bookings; unit volume; production; pre-tax income; earnings; earnings per share; net income; operating income; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); operating or profit margin; cost structure; restructuring; expense control; overhead costs; general and administration expense; economic value added; net capital employed; net asset value; reserve value; market share; customer satisfaction or service quality; capacity utilization; reserve replacement; increase in customer base; customer diversification; cash flow; cash from operations; debt leverage; debt to equity ratio; return on assets or RONA; return on equity; return on capital; assets levels; asset turnover; inventory turnover; environmental health and safety; diversity; productivity; risk mitigation; corporate compliance; employee retention or engagement; and goals relating to acquisitions or divestitures. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may in its discretion modify such Performance Objectives or the goals or actual levels of achievement regarding the Performance Objectives, in whole or in part, as the Committee deems appropriate and equitable. Performance Objectives may be adjusted for material items not originally contemplated in establishing the performance target for items resulting from discontinued operations, extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, non-recurring gains or losses or other such items.

(dd)  “Performance Period” means the period established by the Committee at the time any performance-based Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.

(ee)  “Replacement Award” means an Award granted in connection with an award that is assumed, converted or substituted pursuant to Section 21(a).

(ff)  “Restricted Stock” means any Share granted in accordance with the provisions of Section 7.

(gg)  “RSU” means a contractual right granted in accordance with the provisions of Section 7 that is denominated in Shares. Each RSU represents a right to receive the value of one Share.

(hh)  “SAR” means any right granted in accordance with the provisions of Section 6 to receive upon exercise by a Participant or settlement the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.

(ii)  “Shares” means the ordinary shares, par value $0.01 per share, of the Company, or any security into which such ordinary shares may be changed by reason of any transaction or event of the type referred to in Section 4(e) of this Plan.

(jj)  “Spinoff” means the spin-off of the Company by Aptiv.

(kk)  “Termination of Service” means, except as otherwise provided in a Participant’s Award Document:

(i)  in the case of a Participant who is an employee of the Company or an Affiliate, cessation of the employment relationship such that the Participant is no longer an employee of the Company or Affiliate;

(ii)  in the case of a Participant who is a Non-Employee Director, the date that the Participant ceases to be a member of the Board for any reason; or

(iii)  in the case of a Participant who is a consultant or other advisor, the effective date of the cessation of the performance of services for the Company or an Affiliate;

provided, however, that in the case of an employee, the transfer of employment from the Company to an Affiliate, from an Affiliate to the Company, from one Affiliate to another Affiliate or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or an Affiliate as a member of the Board or a consultant or other advisor shall not be deemed a cessation of service that would constitute a Termination of Service; and provided further, that a Termination of Service will be deemed to occur for a Participant employed by an Affiliate when an Affiliate ceases to be an Affiliate, unless such Participant’s employment continues with the Company or another Affiliate. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), to the extent necessary to comply with Section 409A of the Code, a Termination of Service occurs when a Participant experiences a “separation from service” (as such term is defined under Section 409A of the Code).